As filed with the Securities and Exchange Commission on September 28, 2004
                                                     Registration No. 333-100662

  ===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   to Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                95-2095071
         --------                                ----------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                   Identification Number)

                            2900 Semiconductor Drive
                                 P.O. Box 58090
                       Santa Clara, California 95052-8090
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (408) 721-5000
                 ----------------------------------------------

                             Stock Option Granted to
       Michael Fung, Anil Kunar, Paul Lessard, Duane Oto and Jackson Tung
         as partial consideration for the purchase of DigitalQuake, Inc.
                            (Full Title of the Plans)

                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                      2900 Semiconductor Drive, P.O. 58090
                           Santa Clara, CA 95052-8090
                                 (408) 721-5000

           (Name, address and telephone number, of agent for service)

                                     PART I
                                EXPLANATORY NOTE

DEREGISTRATION OF SHARES

     Pursuant to the Registration Statement on Form S-8, No. 333-100662 (the "Registration Statement"), National Semiconductor Corporation, a Delaware corporation (the "Company"), registered 261,396* shares of its Common Stock, $0.50 par value per share ("Common Stock"), issuable under the option granted to Michael Fung, Anil Kumar, Paul Lessard, Duane Oto and Jackson Tung ("DQ Founders") as partial consideration for the purchase of DigitalQuake, Inc. Upon the Company's acquisition of DigitalQuake, Inc., the Company granted the option to the DQ Founders to receive their second and third installments of the consideration due for their DigitalQuake stock in Company stock. The option has now expired and terminated. The Company hereby removes from registration under the Registration Statement 158,128 shares of Common Stock remaining unissued under the Registration Statement.



*All share numbers adjusted to reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004.

                                     PART II

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-100662) and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on September 27, 2004.

                                       NATIONAL SEMICONDUCTOR CORPORATION

                                       By    BRIAN L. HALLA*
                                       ---------------------
                                       Brian L. Halla
                                       Chairman of the Board, and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on September 27, 2004.

  BRIAN L. HALLA*                           Chairman of the Board, President,
  (Brian L. Halla)                          Chief Executive Officer and Director
                                            (Principal Executive Officer)

  LEWIS CHEW*                               Senior Vice President, Finance and
    (Lewis Chew)                            Chief Financial Officer
                                            (Principal Financial Officer)

  ROBERT E. DeBARR*                         Controller
    (Robert E. DeBarr)                      (Principal Accounting Officer)

  STEVEN R. APPLETON*                       Director
    (Steven R. Appleton)
  GARY P. ARNOLD*                           Director
    (Gary P. Arnold)

  RICHARD J. DANZIG*                        Director
    (Richard J. Danzig)

  ROBERT J. FRANKENBERG*                    Director
    (Robert J. Frankenberg)

  E. FLOYD KVAMME*                          Director
    (E. Floyd Kvamme)

  MODESTO A. MAIDIQUE*                      Director
    (Modesto A. Maidique)

  EDWARD R. McCRACKEN*                      Director
    (Edward R. McCracken)

*By:  __//S// JOHN M. CLARK III____
         John M. Clark III, Attorney in Fact